UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2005

ALLTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Allied Drive, Little Rock, Arkansas	72202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(501) 905-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On December 9, 2005, ALLTEL Corporation (the "Company") announced that it would spin off its wireline telecommunications business to its stockholders and merge it with Valor Communications Group, Inc. ("Valor"). In order to effect the spin-off and merger, the Company entered into (i) a Distribution Agreement (the "Distribution Agreement") with ALLTEL Holding Corp., a newly formed, wholly owned subsidiary of the Company ("Spinco"),  (ii) an Agreement and Plan of Merger (the "Merger Agreement") with Spinco and Valor and (iii) an Employee Benefits Agreement (the "Employee Benefits Agreement") with Spinco. These agreements, which are described in greater detail below, provide for the separation of the Company's wireline telecommunications business and certain related business operations (the "Spinco Business"), the distribution to the Company's stockholders of all of the shares of capital stock of Spinco, a holding company subsidiary formed to hold the Company's wireline business, and the merger of Spinco with and into Valor, with Valor continuing as the surviving corporation.

Distribution Agreement

Pursuant to the Distribution Agreement, and subject to the terms and conditions set forth therein, the Company will engage in a series of preliminary restructuring transactions to effect the transfer to Spinco's subsidiaries of all of the assets relating to the Spinco Business and the transfer to the Company's subsidiaries of all assets not relating to the Spinco Business. Following these preliminary restructuring transactions, and immediately prior to the effective time of the Valor merger described below, the Company will contribute (the "Contribution") all of the stock of the Spinco subsidiaries to Spinco in exchange for: (i) the issuance to the Company of Spinco common stock to be distributed to the Company's stockholders pro rata in the spin-off (the "Distribution"), (ii) the payment of a special dividend to the Company in an amount not to exceed the Company's tax basis in Spinco (the "Special Dividend"), and (iii) the distribution by Spinco to the Company of certain Spinco debt securities (the "Spinco Exchange Notes") in an amount equal to the difference between the Spinco Financing amount and the Special Dividend, which the Company intends to exchange for outstanding Company debt securities or otherwise transfer to the Company's creditors (the "Debt Exchange"). The separation of the assets and liabilities of the Spinco Business from the Company's remaining assets, as well as the terms of the various separation agreements and similar arrangements, between the Company and Spinco will be subject to the review of a steering committee comprised of representatives designated by the Company, Spinco and Valor.

Prior to the Distribution, Spinco will consummate certain financing transactions (the "Spinco Financing") pursuant to which Spinco will borrow approximately $3.965 billion through a new senior credit agreement, the issuance of high yield debt securities in an offering under Rule 144A or a public offering and the distribution of the Spinco Exchange Notes to the Company. The proceeds of the Spinco Financing will be used to pay the Special Dividend and for other purposes. The Company has received a commitment letter (the "Commitment Letter") from J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A. (collectively, "JP Morgan"), Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Capital Corporation (collectively, "Merrill Lynch") to provide the Company with up to $4.2 billion in senior secured credit facilities comprised of term loan facilities in an aggregate amount of up to $3.7 billion and a revolving credit facility of up to $500 million. The maximum principal amount available under the term loan facilities will be reduced in the event that the Company elects to fund a portion of its capital requirements through the issuance of high yield debt securities in an offering under Rule 144A or a public offering. The commitment letter is subject to customary conditions to consummation, including the absence of any event or circumstance that, individually or in the aggregate, is materially adverse to the business, assets, properties, liabilities or condition (financial or otherwise), of Spinco and its subsidiaries or Valor and its subsidiaries since September 30, 2005. The Company has agreed to pay JP Morgan and Merrill Lynch certain fees in connection with the commitment letter and has agreed to indemnify JP Morgan and Merrill Lynch against certain liabilities.

The Distribution Agreement provides for a post-Closing adjustment to the extent that the net indebtedness of Spinco immediately following the Distribution is more or less than $4.2 billion.

In connection with the transactions contemplated by the Distribution Agreement and the Merger Agreement, the Company, Spinco and Valor will enter into certain related agreements, including a Tax Sharing Agreement, an Employee Benefits Agreement, one or more Transition Services Agreements, and amendments to the Valor charter and by-laws, copies or the terms of which are attached as exhibits to the Merger Agreement or the Distribution Agreement, as the case may be. Consummation of the Distribution is subject to the satisfaction of the conditions applicable to the Company and Spinco contained in the Merger Agreement, as described below.

    In connection with the execution of the Distribution Agreement, the Company and Spinco entered into the Employee Benefits Agreement pursuant to which the parties agreed to establish certain benefit plans, programs and arrangements for employees of the Company that will be employees of Spinco after the Distribution. The Employee Benefits Agreement provides for, among other things, the establishment by Spinco, and/or transfer by the Company to Spinco, of certain employee benefit plans, policies and compensation programs, including defined benefit and contribution retirement plans, health and welfare plans, incentive and stock-based compensation plans and certain executive benefit plans. The Employee Benefits Agreement also provides for the separation of assets and liabilities related to benefit plans to be assumed by Spinco at the time of the Distribution and addresses the treatment of Company employees that will be employed by Spinco. Subject to certain exceptions, the Employee Benefits Agreement also provides for reciprocal indemnification with respect to certain losses relating to (i) the transfer of assets and liabilities under the Employee Benefits Agreement, (ii) certain administrative errors or failures of the parties and (iii) certain claims for benefits under the Spinco employee benefit plans, policies and compensation programs.

Merger Agreement

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, immediately after the consummation of the Spinco Financing, the payment of the Special Dividend, the distribution to the Company of the Spinco Exchange Notes and the consummation of the Distribution, Spinco will merge (the "Merger") with and into Valor, with Valor continuing as the surviving corporation (the "Surviving Corporation"). As a result of the Merger, all of the issued and outstanding shares of Spinco common stock will be converted into the right to receive an aggregate number of shares of common stock of Valor that will result in the Company's stockholders holding 85% of the outstanding equity interests of the Surviving Corporation immediately after the Merger and the stockholders of Valor holding the remaining 15% of such equity interests (subject , in each case, to dilution from compensatory equity grants and other issuances).

The Merger Agreement provides that, following the Merger, Jeffrey Gardener, who currently serves as Executive Vice President - Chief Financial Officer of the Company, will serve as the Chief Executive Officer of the Surviving Corporation, and Francis X. Frantz, who currently serves as the Executive Vice President - External Affairs, General Counsel and Secretary of the Company will serve as Chairman of the Board of Directors of the Surviving Corporation. The Merger Agreement also provides that following the Merger, the Board of Directors of the Surviving Corporation will consist of nine members: Messrs. Frantz and Gardener, six directors to be designated by the Company and one director to be designated by Valor, with a majority of the Board being "independent" within the meaning of the NYSE's rules.

The Merger Agreement contains customary representations and warranties between the Company and Spinco, on the one hand, and Valor, on the other, including with respect to accuracy of financial statements, the absence of undisclosed liabilities and similar matters. The parties have also agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation, public disclosure, regulatory cooperation and similar matters. Subject to Delaware law, the initial quarterly dividend rate of the Surviving Corporation following the merger will be $0.25 per share.

Under the terms of the Merger Agreement, Spinco and Valor are restricted from taking certain actions prior to the effective time of the Merger that could adversely affect the tax-free treatment of the Distribution and related transactions. In addition, the Surviving Corporation will indemnify the Company for any such actions that disqualify the Distribution for such tax-free treatment.

Unless the Merger Agreement is earlier terminated, Valor is required to submit the Merger Agreement to a stockholder vote even if the Valor Board has withdrawn its recommendation of the Merger. Valor is generally prohibited from soliciting competing acquisition proposals and may not discuss a competing acquisition proposal unless the proposal is superior to the Merger or the Valor Board of Directors determines in good faith that the proposal could lead to a superior proposal. In such event, Valor may engage in discussions with the prospective acquirer, provided certain information is given to the Company, and Valor may terminate the Merger Agreement to accept a superior proposal, subject to certain conditions and the payment of the termination fee described below.

The Merger Agreement may be terminated: (i) by mutual consent of the parties, (ii) by any of the parties if the Merger has not been completed by December 8, 2006 (the "Termination Date"), (iii) by any of the parties if the Merger is enjoined, (iv) by the Company and Spinco, on the one hand, or Valor, on the other hand, upon an incurable material breach of the Merger Agreement by the other party or parties, (v) by any party if the Company's stockholders fail to approve the Merger, (vi) by the Company or Spinco if Valor withdraws its recommendation of the Merger or fails to hold its stockholder meeting within 60 days after effectiveness of the registration statement, or (vii) by the Company to accept a superior acquisition proposal, provided that Valor gives the Company prior notice and attempts to renegotiate the transaction, and upon termination Valor enters into a competing transaction.

In the event that (i) Valor terminates the Merger Agreement to accept a superior acquisition proposal, (ii) the Company and Spinco terminate the Merger Agreement because Valor has withdrawn its recommendation of the Merger, (iii) any of the parties terminates the Merger Agreement because the Termination Date has passed or AT Co. and Spinco terminate the Merger Agreement because the Company fails to hold its stockholder meeting, or (iv) any of the parties terminates the Merger Agreement because the Company's stockholders fail to approve the Merger, and in the case of clauses (iii) and (iv) Valor agrees to or consummates a business combination transaction within one year after termination, then Valor must pay the Company a $35 million termination fee. If any party terminates the Merger Agreement because the termination date has passed or the Company terminates the Merger Agreement because of a material breach by the Company or Spinco and, in either case, at the time of termination substantially all other conditions to the Merger have been satisfied but the required IRS rulings or tax opinions for the transaction have not been received, then the Company must pay Valor a $20 million termination fee and, if the Spinco Financing condition has not been satisfied at the time of termination, then the Company must pay Valor an increased termination fee of $35 million.

Consummation of the Merger is subject to the satisfaction of certain conditions, including, among others, (i) the approval of the Merger by the stockholders of Valor, (ii) the receipt of required regulatory approvals, including the approval of the Federal Communications Commission and the expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (iii) consummation of the Contribution, the Distribution and the Debt Exchange, (iv) consummation of the Spinco Financing, (v) receipt of surplus, solvency and certain other opinions and (vi) receipt of certain rulings from the Internal Revenue Service. The Merger and the other transactions contemplated by the Merger Agreement and the Distribution Agreement are expected to be completed in the second quarter of 2006.

Voting Agreement

In connection with the execution of the Distribution Agreement and the Merger Agreement, Spinco entered in a Voting Agreement (the "Voting Agreement") with certain stockholders of Valor who collectively own approximately 39% of Valor's outstanding common shares. Pursuant to the Voting Agreement, these stockholders have agreed to vote all of their shares of Valor common stock (i) in favor of the approval of the Merger and the approval and adoption of the Merger Agreement and (ii) except with the written consent of Spinco, against certain alternative proposals that may be submitted to a vote of the stockholders of Valor regarding an acquisition of Valor. In the event that the Merger Agreement terminates for any reason, the Voting Agreement will automatically terminate.

The foregoing descriptions of the Distribution Agreement, the Merger Agreement, the Voting Agreement, the Employee Benefits Agreement and the Commitment Letter are qualified in their entirety by reference to the full text of the Distribution Agreement, the Merger Agreement, the Voting Agreement, the Employee Benefits Agreement and the Commitment Letter, copies of which are attached hereto as Exhibits 2.1, 2.2, 10.1, 10.2, and 10.3 , respectively, and incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure

On December 8, 2005, the Company issued a press release announcing the transactions contemplated by the Distribution Agreement and the Merger Agreement (the "Press Release"). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the information by reference. By including this Item 7.01 disclosure in the filing of this Current Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained herein is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as we believe is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to uncertainties that could cause actual future events and results of the Company and Spinco to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that the Company believes are reasonable but are not guarantees of future events and results.

Actual future events and results of the Company and Spinco may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by the Company, Spinco and Valor; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the separation of the Company 's wireline business; failure to realize expected synergies and other benefits as a result of the Merger and other transactions described above; adverse changes in the terms and conditions of wireline or wireless agreements of the Company, Spinco and Valor; the potential for adverse changes in the ratings given to the Company 's debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the uncertainties related to the Company's strategic investments; the effects of work stoppages; the effects of litigation, including any litigation with respect to the Distribution or the Merger; and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including, among others general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause the Company's actual results to differ materially from those contemplated in the forward-looking statements included in this Current Report on Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

(Registrant)

By: /s/ Jeffery R. Gardner

Jeffery R. Gardner
Executive Vice President — Chief Financial Officer
(Principal Financial Officer)
December 9, 2005

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
2.1	Distribution Agreement, dated as of December 8, 2005, between ALLTEL Corporation and ALLTEL Holding Corp.

2.2	Agreement and Plan of Merger, dated as of December 8, 2005, among ALLTEL Corporation, ALLTEL Holding Corp., and Valor Communications Group, Inc.

10.1	Voting Agreement, dated as of December 8, 2005, between ALLTEL Corporation and certain shareholders of Valor Communications Group, Inc. named therein.

10.2	Employee Benefits Agreement, dated as of December 8, 2005, between ALLTEL Corporation and ALLTEL Holding Corp.

10.3	Commitment Letter, dated as of December 8, 2005, from J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Capital Corporation.

99.1	Press release of ALLTEL Corporation, dated December 9, 2005.